Exhibit 3.7

4() 804

P-57, 163

STATE OF MINNESOTA

DEPARTMENT OF STATE

To All To Whom These Presents Shall Come, Greeting:

Whereas, Articles of Incorporation, duly signed and acknowledged under oath, have been filed for record in the office of the Secretary of State, on the 7th day of July, A. D. 19 82 for the incorporation of

WESTLAW Services, Inc.

under and in accordance with the provisions of Minnesota Statutes, Chapter 302A.

Now, Therefore, by virtue of the powers and duties vested in me by law, as Secretary of State of the State of Minnesota, I do hereby certify that the said

WESTLAW Services, Inc.

is a legally organized Corporation under the laws of this State

Witness my official signature hereunto subscribed and the Great Seal of the State of Minnesota hereunto affixed this seventh day of July in the year of our Lord one thousand nine hundred and eighty-two

Joan Anderson Growe

Secretary of State.

SC-00009-03

ARTICLES OF INCORPORATION

OF

WESTLAW SERVICES, INC.

The undersigned incorporator, being a natural person of full age, in order to form a corporation under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

ARTICLE I

Name

The name of this corporation is WESTLAW Services, Inc.

ARTICLE II

Registered Office

The registered office of this corporation in Minnesota is located at 58 West Kellogg Boulevard, St. Paul, Minnesota 55102.

ARTICLE III

Incorporator

The name and address of the incorporator is James E. Schatz, 2200 Washington Square, 100 Washington Avenue South, Minneapolis, Minnesota 55401.

ARTICLE IV

Capital

4.1 The aggregate number of shares of all classes which this corporation shall have authority to issue is One Thousand (1,000).

1

4.2 There shall be no cumulative voting of shares.

4.3 Shareholders of the corporation shall have no preemptive rights.

ARTICLE V

Board of Directors

5.1 The business and affairs of the corporation shall be managed by or under the direction of a board of directors. The number of directors which shall constitute the whole board shall be not fewer than two nor more than eight. The board of directors is empowered to set, by resolution, the number of directors which shall constitute the board, provided that such number shall be not fewer than two nor more than eight.

5.2 In furtherance, and not in limitation of the powers conferred by statute and by the bylaws of this corporation, the board of directors is expressly authorized to:

a. adopt, amend or repeal the bylaws, subject to the power of the shareholders; provided, however, that the board shall not adopt, amend or repeal a bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board, or fixing the number of directors at less than two or modifying the classifications, qualifications, or terms of office of directors;

b. establish a class or series of shares, designate the number of shares in the class or series, set forth the designation of the class or series, fix the relative rights

2

and preferences of the class or series and fix the par value of the shares of the class or series;

c. issue shares of a class or series to holders of shares of another class or series to effectuate share dividends, splits or conversion of outstanding shares; and

d. take any action required or permitted to be taken at a board meeting by written action signed by all directors unless the action need not be approved by the shareholders, in which case the action may be taken by written action signed by the number of directors which would be required to take the same action at a board meeting at which all directors were present.

IN WITNESS WHEREOF, the above-named incorporator signed these ARTICLES OF INCORPORATION, this 7th day of July, 1982.

INCORPORATOR

/s/ James E. Schatz
James E. Schatz
2200 Washington Square
100 Washington Avenue South
Minneapolis, Minnesota 55401

STATE OF MINNESOTA	)
	)	SS
COUNTY OF HENNEPIN	)

I, the undersigned, a notary public, hereby certify that on the 7th day of July, 1982, the above-named incorporator personally appeared before me and being by me first duly sworn, declared that he is the person who signed the foregoing documents as incorporator, and that the statements therein contained are true.

Witness my hand and official seal.

Notary Public

3

4D-804

State of Minnesota
Office of the Secretary of State

See instructions at bottom of page for completing this form.

MODIFICATION OF STATUTORY REQUIREMENTS OR AMENDMENT OF ARTICLES

X-64, 847

Corporate Name: WESTLAW Services, Inc.	
Date of Adoption of Amendments/Modifications: July 31, 1985	Effective Date, if any, of Amendments/Modifications*: August 1, 1985
Amendments/Modifications Approved by Corporate: ☐ Shareholders ☐ Incorporators ☒ Directors	

Pursuant to the provisions of Minnesota Statutes, Sections 302A.133 and 302A.135, the following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted: (Insert full text of newly amended or modified article(s), indicating which article(s) is(are) being amended or added. If the full text of the amendment will not fit into the space provided, please do not use this form. Instead, retype the amendment on a separate sheet or sheets, using this format.)

ARTICLE I

RESOLVED, that on August 1, 1985, WESTLAW Services, Inc. is changing its corporate name and will hereby be known as West Services, Inc. m

*Note: Effective date may be any date within 30 days after the filing date. If no date is specified, the effective date is the filing date.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

Signed: [signature]

Position: Secretary

STATE OF MINNESOTA)
) ss.
County of Ramsey)

The foregoing instrument was acknowledged before me on this 31 day of July, 1985.

(Notarial Seal)

ELM STOCK
NOTARY PUBLIC - MINNESOTA
RAMSEY COUNTY
My Commission Expires Dec. 22, 1987

Elm Stock
(Notary Public)

INSTRUCTIONS

1. Type or print with dark black ink.
2. Filing Fee: $15.00.
3. Make check for the filing fee payable to the Secretary of State.
4. Mail or bring completed form to:

Secretary of State
Corporation Division
180 State Office Building
St. Paul, MN 55155
(612) 296-2803

SC-00175-01

FOR USE BY SECRETARY OF STATE

Instrument ... filed in this office on the 2 day of Aug A.D. 1985 4:30 P.M., and was duly recorded in Book X-64 of Incorporations on page 847

530739

4D-804

5023[4] / 23

MINNESOTA SECRETARY OF STATE
AMENDMENT OF ARTICLES OF INCORPORATION

BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATE NAME:(List the name of the company prior to any desired name change)

West Services, Inc.

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

August 1, 1993

The following amendment(s) of articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 1.)

ARTICLE I

Name

The name of this corporation is West Publishing Corporation. JC

This amendment has been approved pursuant to *Minnesota Statutes chapter 302A or 317A.* I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

Grant E. Nelson, Secretary

(Signature of Authorized Person)

INSTRUCTIONS

1. Type or print with black ink.
2. A Filing Fee of: $35.00, made payable to the Secretary of State.
3. Return completed forms to:

Secretary of State
180 State Office Building
100 Constitution Ave.
St. Paul, MN 55155-1299
(612)296-2803

020297

06921340 Rev. 6/92

FOR OFFICE USE ONLY

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
JUL 27 1993
Joan Anderson Growe
Secretary of State

CO filed 7/27/93 JC

4597

State of Minnesota
Office of the Secretary of State

Notice of Change of Registered Office — Registered Agent or Both by

Name of Corporation: WEST PUBLISHING CORPORATION

Pursuant to Minnesota Statutes, Section 302A.123, 303.10, 317.19, 317A.123 or 308A.025 the undersigned hereby certifies that the Board of Directors of the above named Corporation has resolved to change the corporation's registered office and/or agent to:

Agent's Name	If you do not wish to designate an agent, you must list "NONE" in this box. DO NOT LIST THE CORPORATE NAME NATIONAL REGISTERED AGENTS, INC.			
Address (No. & Street)	(You may not list a P.O. Box, but you may list a rural route and box number.) 1295 BANDANA BLVD., N.			
	City St. Paul	County Ramsey	MN	Zip 55108-5116
Mailing Address	(If different than address above — P.O. Box is acceptable) Do not list a different street address or location.			
	City	County	MN	Zip

The new address may not be a post office box. It must be a street address, pursuant to Minnesota Statutes, Section 302A.011, Subd. 3., 303.02, Subd. 5, 317.02 Subd. 13., 317A.01 Subd. 2.

This change is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State, in this box:

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this certificate under oath.

Name of Officer or Other Authorized Agent of Corporation (Please Print): Michael S. Harris	Signature:
Title or Office: Vice President	Date: January 6, 1997

Do not write below this line. For Secretary of State's use only.

Receipt Number

File Date: STATE OF MINNESOTA DEPARTMENT OF STATE FILED MAR 13 1997

Joan Anderson Growe
Secretary of State

Filing Fee: $35.00

034918

Make checks payable to: Secretary of State

SC-00014-06

4D-804

STATE OF MINNESOTA
SECRETARY OF STATE
NOTICE OF CHANGE OF REGISTERED OFFICE/
REGISTERED AGENT

#5

3823

Please read the instructions on the back before completing this form.

1. Corporate Name:

West Publishing Corporation

2. Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A post office box is not acceptable.

1295 Bandana Blvd. N, Suite 300	St. Paul	MN	55108
Street	City	State	Zip Code

3. Registered Agent (Registered agents are required for foreign corporations but optional for Minnesota corporations):

National Registered Agents, Inc.

If you do not wish to designate an agent, you must list "NONE" in this box. DO NOT LIST THE CORPORATE NAME.

In compliance with *Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317A.123 or 322B.135* I certify that the above listed company has resolved to change the company's registered office and/or agent as listed above.

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in *Minnesota Statutes Section 609.48* as if I had signed this certificate under oath.

Signature of Authorized Person

Name and Telephone Number of a Contact Person: Beth Perrizo (612) 225-9500
please print legibly

Office Use Only

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
AUG 14 1997
Secretary of State

Filing Fee: Minnesota Corporations, Cooperatives and Limited Liability Companies: $35.00.

Non-Minnesota Corporations: $50.00.

Make checks payable to Secretary of State.

Return to: Minnesota Secretary of State
180 State Office Bldg.
100 Constitution Ave.
St. Paul, MN 55155-1299
(612)296-2803

03930275 Rev. 8/96

418164

4D-804

8121

STATE OF MINNESOTA
SECRETARY OF STATE
NOTICE OF CHANGE OF REGISTERED OFFICE/
REGISTERED AGENT

#5

Please read the instructions on the back before completing this form.

1. Corporate Name:

WEST PUBLISHING CORPORATION

2. Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A post office box is not acceptable.

33 South Sixth Street	Minneapolis	MN	55402
Street	City	State	Zip Code

3. Registered Agent (Registered agents are required for foreign corporations but optional for Minnesota corporations):

Corporation Service Company

If you do not wish to designate an agent, you must list "NONE" in this box. DO NOT LIST THE CORPORATE NAME.

In compliance with *Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317A.123* or *322B.135* I certify that the above listed company has resolved to change the company's registered office and/or agent as listed above.

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in *Minnesota Statutes Section 609.48* as if I had signed this certificate under oath.

Signature of Authorized Person

Name and Telephone Number of a Contact Person: Anita Campana (800) 221 0770

please print legibly

Filing Fee: Minnesota Corporations, Cooperatives and Limited Liability Companies: $35.00.

Non-Minnesota Corporations: $50.00.

Make checks payable to Secretary of State

Office Use Only

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
JAN 22 1999
Secretary of State

608051

03930275 Rev. 6/93